Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the Report of Nascent Wine Company, Inc. (the "Company") on Form 10-QSB for the for the quarter ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Sandro Piancone, Chief Executive Officer and William Lindberg, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Sandro Piancone

Sandro Piancone
Chief Executive Officer

May 22, 2008

/s/ Peter V. White

Peter V. White
Chief Financial Officer

May 22, 2008